UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 12, 2008
MYLAN INC.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of Incorporation)	1-9114 (Commission File Number)	25-1211621 (I.R.S. Employer Identification No.)
1500 Corporate Drive
Canonsburg, PA 15317
(Address of principal executive offices)
(724) 514-1800
(Company’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 260.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EX-99.1

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     (d) On December 12, 2008, Mylan Inc., a Pennsylvania corporation (“Mylan” or the “Company”), provided written notice to the New York Stock Exchange (the “NYSE”) that the Company expects to voluntarily cease trading on the NYSE, effective at the close of business on December 26, 2008, and intends to transfer its listing to NASDAQ Global Select Market (“NASDAQ”). The Company’s shares of common stock, par value $.50 per share, rights to purchase preferred shares attached to the Common Stock, 6.50% mandatory convertible preferred stock, par value $.50 per share, and 1.25% senior convertible notes due 2012 have been approved for listing on NASDAQ. Mylan expects to begin trading on NASDAQ on December 29, 2008. Its common stock will continue to trade under the stock symbol “MYL”, its preferred will trade as “MYLNP”, and its notes will trade as “MYLNG”. A copy of the press release announcing the planned transfer to NASDAQ is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press release of the registrant dated December 12, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYLAN INC.
Date: December 12, 2008	By:	/s/ Edward J. Borkowski
Edward J. Borkowski
Executive Vice President and Chief Financial Officer